DST SYSTEMS, INC. ANNOUNCES
FOURTH QUARTER 2016 FINANCIAL RESULTS

Board Declares 6% Increase in Quarterly Cash Dividend to $0.35 Per Share

KANSAS CITY, MO - January 26, 2017 – DST Systems, Inc. (NYSE: DST) reported consolidated net income attributable to DST of $59.9 million ($1.84 per diluted share) for the fourth quarter 2016 compared to $67.8 million ($1.94 per diluted share) for the fourth quarter 2015. Net income attributable to DST for the year ended December 31, 2016 was $444.3 million ($13.33 per diluted share) compared to $358.2 million ($9.83 per diluted share) for the year ended December 31, 2015.

Income from continuing operations attributable to DST Systems, Inc. (“DST Earnings”), which excludes discontinued operations, was $54.6 million ($1.68 per diluted share) for the fourth quarter 2016 compared to $55.0 million ($1.57 per diluted share) for the fourth quarter 2015. DST Earnings for the year ended December 31, 2016 was $179.0 million ($5.37 per diluted share) compared to $309.7 million ($8.50 per diluted share) for the year ended December 31, 2015.

Taking into account certain non-GAAP adjustments, adjusted DST Earnings were $53.9 million ($1.66 per diluted share) for fourth quarter 2016 compared to $48.9 million ($1.40 per diluted share) for fourth quarter 2015, and $190.9 million ($5.73 per diluted share) for the year ended December 31, 2016 compared to $179.8 million ($4.93 per diluted share) for the year ended December 31, 2015.

“We are very pleased with our fourth quarter results which demonstrate the capability and dedication of our teams around the world to operate in a challenging environment and still deliver excellent results for our clients and our shareholders. We generated positive operating results during the quarter with growth and expanded margins in both our healthcare and financial services segments,” said Steve Hooley, Chairman, CEO and President of DST. “We are encouraged by the expansion of highly-valued services we are able to provide our clients while improving overall profitability as we implement operational enhancements.”

Consolidated Financial Highlights

Operating Results

Fourth quarter 2016 diluted earnings per share from continuing operations, after non-GAAP adjustments, was $1.66, an increase of $0.26 or 18.6% from fourth quarter 2015. Significant items impacting the quarterly results include the following:

•
Consolidated operating revenues (excluding out-of-pocket reimbursements) increased $11.4 million or 3.1% to $373.7 million as compared to fourth quarter 2015, primarily due to new and existing client growth within our Healthcare Services segment.

•
Consolidated operating income increased $11.9 million or 16.7% to $83.2 million as compared to fourth quarter 2015. The increase in operating income is primarily due to growth within our Healthcare Services segment as well as $5.1 million lower stock compensation expense as certain performance-based stock units (“PSU”) are no longer expected to vest.

•	Equity in earnings of unconsolidated affiliates decreased $2.9 million to $3.3 million as compared to fourth quarter 2015, primarily from lower earnings from IFDS.

•	Weighted average diluted shares outstanding for fourth quarter 2016 were 32.5 million, a decrease of 2.5 million shares or 7.1% from fourth quarter 2015, primarily as a result of share repurchases.

Share Repurchase and Dividend Activity

•
During the fourth quarter 2016, the Company repurchased approximately 675,000 shares of DST common stock for $75.0 million. Through January 25, 2017, approximately 425,000 shares of DST common stock were repurchased for approximately $47.0 million, resulting in $103.0 million remaining under the existing share repurchase plan.

•
On January 25, 2017, the Board of Directors of DST declared a quarterly cash dividend of $0.35 per share on its common stock, an increase of $0.02 per share or 6.0% as compared to the prior quarterly dividends paid in 2016. The dividend is payable on March 10, 2017, to shareholders of record at close of business on February 24, 2017.

Detailed Review of Financial Results

The following discussion of financial results takes into account the non-GAAP adjustments described in the section entitled “Use of Non-GAAP Financial Information” and detailed in the attached schedule titled “Reconciliation of Reported Results to Non-GAAP Results.”

Segment Results

Financial Services Segment

Operating revenues for the Financial Services segment (excluding out-of-pocket reimbursements) remained relatively flat for fourth quarter 2016 at $272.7 million as compared to $272.6 million for fourth quarter 2015. The operating revenue increase of $0.1 million is primarily driven from the businesses acquired during 2016, which contributed $6.2 million of incremental operating revenues during the fourth quarter 2016, as well as increased professional services revenues associated with our wealth management platform business. These increases were largely offset by lower revenue due to the previously announced extension of certain long-term contracts with lower pricing and a decline in mutual fund registered shareowner account processing revenue due to lower registered accounts, primarily as a result of subaccounting conversions. Software license revenues of $8.4 million in fourth quarter 2016 were also $0.3 million lower as compared to fourth quarter 2015.

Financial Services segment operating income increased $4.8 million or 8.9% during fourth quarter 2016 to $58.6 million as compared to fourth quarter 2015. The increase in operating income is primarily due to cost savings resulting from previously implemented restructuring and other cost containment initiatives as well as a $4.0 million reduction of stock compensation expense as certain PSUs are no longer expected to vest, partially offset by the acceleration of depreciation on certain capitalized software in fourth quarter 2016. Operating margin for fourth quarter 2016 was 21.5% as compared to 19.7% in 2015.

Healthcare Services Segment

Healthcare Services segment operating revenues (excluding out-of-pocket reimbursements) increased $13.5 million or 13.7% during fourth quarter 2016 to $111.9 million as compared to fourth quarter 2015. The increase is primarily attributable to organic growth and expansion of the high-value services we are offering to existing clients in both the medical and pharmacy businesses, new medical claims processing clients implemented during 2016, as well as a $0.7 million increase from higher software license revenue in fourth quarter 2016 as compared to fourth quarter 2015.

Healthcare Services segment operating income increased $7.7 million or 44.3% during fourth quarter 2016 to $25.1 million, primarily due to higher revenues and margin expansion as well as a $1.1 million reduction of stock compensation expense as certain PSUs are no longer expected to vest. While costs and expenses increased from higher staffing costs associated with supporting the new and existing client growth, enhanced economies of scale were achieved as incremental volumes were processed. Additionally, costs and expenses associated with implementing new clients were lower in fourth quarter 2016, as compared to fourth quarter 2015. Operating margin for fourth quarter 2016 was 22.4% as compared to 17.7% in the fourth quarter 2015.

Other Financial Results

Equity in earnings of unconsolidated affiliates

The following table summarizes the Company’s equity in earnings of unconsolidated affiliates (in millions):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
IFDS	$0.1	$4.3	$12.2	$29.9
BFDS	2.8	1.4	8.3	5.3
Other	0.4	0.5	6.7	6.6
	$3.3	$6.2	$27.2	$41.8

DST’s equity in earnings of unconsolidated affiliates decreased primarily from lower earnings at IFDS partially offset by higher BFDS earnings. The decrease in IFDS equity in earnings from fourth quarter 2015 is primarily the result of lower revenues recognized related to the ongoing client conversion activities and higher operating costs as IFDS expands its infrastructure to address increasing regulatory, compliance and security needs. The decline is also attributable in part to a realignment of certain product and service offerings within the European market resulting in exit costs. The increased earnings at BFDS is primarily related to higher revenues.

Use of Non-GAAP Financial Information

In addition to reporting financial information on a GAAP basis, DST has disclosed non-GAAP financial information which has been reconciled to the corresponding GAAP measures in the following financial schedules titled “Reconciliation of Reported Results to Non-GAAP Results.” In making these adjustments to determine the non-GAAP results, the Company takes into account the impact of items that are not necessarily ongoing in nature, that do not have a high level of predictability associated with them or that are non-operational in nature.  Generally, these items include net gains on dispositions of business units, net gains (losses) associated with securities and other investments, restructuring and impairment costs and other similar items. Beginning in first quarter 2016, we have also included acquired intangible asset amortization. Management believes the exclusion of these items provides a useful basis for evaluating underlying business unit performance, but should not be considered in isolation and is not in accordance with, or a substitute for, evaluating business unit performance utilizing GAAP financial information.  Management uses non-GAAP measures in its budgeting and forecasting processes and to further analyze its financial trends and “operational run-rate,” as well as making financial comparisons to prior periods presented on a similar basis.  The Company believes that providing such adjusted results allows investors and other users of DST’s financial statements to better understand DST’s comparative operating performance for the periods presented.

DST’s management uses each of these non-GAAP financial measures in its own evaluation of the Company’s performance, particularly when comparing performance to past periods.  DST’s non-GAAP measures may differ from similar measures by other companies, even if similar terms are used to identify such measures.  Although DST’s management believes non-GAAP measures are useful in evaluating the performance of its business, DST acknowledges that items excluded from such measures may have a material impact on the Company’s financial information calculated in accordance with GAAP.  Therefore, management typically uses non-GAAP measures in conjunction with GAAP results.  These factors should be considered when evaluating DST’s results.

Safe Harbor Statement

Certain material presented in the press release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, (i) all statements, other than statements of historical fact, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future or that depend on future events, or (ii) statements about our future business plans and strategy and other statements that describe the Company’s outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. Whenever used, words such as “may,” “will,” “would,” “should,” “potential,” “strategy,” “anticipates,” “estimates,” “expects,” “project,” “predict,” “intends,” “plans,” “believes,” “targets” and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements. Factors that could cause results to differ materially from those anticipated include, but are not limited to, the risk factors and cautionary statements included in the Company’s periodic and current reports (Forms 10-K, 10-Q and 8-K) filed from time to time with the Securities and Exchange Commission. All such factors should be considered in evaluating any forward-looking statements. The Company undertakes no obligation to update any forward-looking statements in this press release to reflect new information, future events or otherwise.

DST SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015

Operating revenues	$373.7	$362.3	$1,474.4	$1,405.0
Out-of-pocket reimbursements	25.1	20.9	82.3	69.0
Total revenues	398.8	383.2	1,556.7	1,474.0

Costs and expenses	296.5	295.9	1,213.4	1,150.2
Depreciation and amortization	26.9	25.1	96.0	91.1
Operating income	75.4	62.2	247.3	232.7

Interest expense	(5.5)	(6.1)	(23.5)	(23.8)
Other income, net	8.2	14.6	28.2	204.5
Equity in earnings of unconsolidated affiliates	3.3	6.2	27.2	45.4
Income from continuing operations before income taxes and non-controlling interest	81.4	76.9	279.2	458.8

Income taxes	27.3	22.0	101.1	149.2
Income from continuing operations before non-controlling interest	54.1	54.9	178.1	309.6

Income from discontinued operations, net of tax	5.3	12.8	265.3	48.5
Net income	59.4	67.7	443.4	358.1

Net loss attributable to non-controlling interest	0.5	0.1	0.9	0.1
Net income attributable to DST Systems, Inc.	$59.9	$67.8	$444.3	$358.2

Weighted average common shares outstanding	32.1	34.5	33.0	36.0
Weighted average diluted shares outstanding	32.5	35.0	33.3	36.4

Basic earnings per share:
Continuing operations attributable to DST Systems, Inc.	$1.70	$1.59	$5.43	$8.60
Discontinued operations	0.16	0.37	8.04	1.35
Basic earnings per share	$1.86	$1.96	$13.47	$9.95

Diluted earnings per share:
Continuing operations attributable to DST Systems, Inc.	$1.68	$1.57	$5.37	$8.50
Discontinued operations	0.16	0.37	7.96	1.33
Diluted earnings per share	$1.84	$1.94	$13.33	$9.83

Cash dividends per share of common stock	$0.33	$0.30	$1.32	$1.20

DST SYSTEMS, INC.
SEGMENT FINANCIAL INFORMATION
(In millions) (Unaudited)

	Three Months Ended December 31, 2016
	Financial Services	Healthcare Services	Investments / Other	Elimination Adjustments	Consolidated Total
Operating revenues	$261.7	$111.9	$0.1	$—	$373.7
Intersegment operating revenues	11.0	—	—	(11.0)	—
Out-of-pocket reimbursements	22.9	2.2	—	—	25.1
Total revenues	295.6	114.1	0.1	(11.0)	398.8
Costs and expenses	219.9	87.0	0.6	(11.0)	296.5
Depreciation and amortization	23.3	3.6	—	—	26.9
Operating income (loss)	$52.4	$23.5	$(0.5)	$—	$75.4

Capital expenditures	$20.6	$1.6	$—	$—	$22.2

	Three Months Ended December 31, 2015
	Financial Services	Healthcare Services	Investments / Other	Elimination Adjustments	Consolidated Total
Operating revenues	$263.1	$98.4	$0.8	$—	$362.3
Intersegment operating revenues	9.5	—	—	(9.5)	—
Out-of-pocket reimbursements	18.8	2.3	—	(0.2)	20.9
Total revenues	291.4	100.7	0.8	(9.7)	383.2
Costs and expenses	222.2	83.7	(0.3)	(9.7)	295.9
Depreciation and amortization	20.2	4.6	0.3	—	25.1
Operating income	$49.0	$12.4	$0.8	$—	$62.2

Capital expenditures	$13.0	$0.6	$0.2	$—	$13.8

	Year Ended December 31, 2016
	Financial Services	Healthcare Services	Investments / Other	Elimination Adjustments	Consolidated Total
Operating revenues	$1,047.3	$426.2	$0.9	$—	$1,474.4
Intersegment operating revenues	42.9	—	—	(42.9)	—
Out-of-pocket reimbursements	73.9	8.5	—	(0.1)	82.3
Total revenues	1,164.1	434.7	0.9	(43.0)	1,556.7
Costs and expenses	908.3	345.1	3.0	(43.0)	1,213.4
Depreciation and amortization	79.7	15.6	0.7	—	96.0
Operating income (loss)	$176.1	$74.0	$(2.8)	$—	$247.3

Capital expenditures	$58.7	$5.4	$—	$—	$64.1

	Year Ended December 31, 2015
	Financial Services	Healthcare Services	Investments / Other	Elimination Adjustments	Consolidated Total
Operating revenues	$1,025.5	$376.4	$3.1	$—	$1,405.0
Intersegment operating revenues	38.3	—	—	(38.3)	—
Out-of-pocket reimbursements	61.7	8.2	—	(0.9)	69.0
Total revenues	1,125.5	384.6	3.1	(39.2)	1,474.0
Costs and expenses	869.8	321.3	(1.7)	(39.2)	1,150.2
Depreciation and amortization	71.6	18.6	0.9	—	91.1
Operating income	$184.1	$44.7	$3.9	$—	$232.7

Capital expenditures	$86.0	$6.1	$0.2	$—	$92.3

DST SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In millions)
(Unaudited)

	December 31, 2016	December 31, 2015
Assets
Current assets
Cash and cash equivalents	$195.5	$79.5
Funds held on behalf of clients	500.5	480.2
Client funding receivable	69.0	53.2
Accounts receivable	215.5	214.8
Other assets	70.0	49.8
Current assets held for sale	89.6	178.0
	1,140.1	1,055.5

Investments	377.4	418.2
Unconsolidated affiliates	331.2	312.2
Properties, net	235.7	256.7
Intangible assets, net	142.6	135.8
Goodwill	516.4	458.3
Other assets	50.3	57.0
Noncurrent assets held for sale	—	119.5
Total assets	$2,793.7	$2,813.2

Liabilities
Current liabilities
Current portion of debt	$208.5	$5.6
Client funds obligations	569.5	533.4
Accounts payable	62.9	51.2
Accrued compensation and benefits	101.7	126.5
Deferred revenues and gains	23.5	50.4
Income taxes payable	22.0	—
Other liabilities	78.1	66.2
Current liabilities held for sale	30.1	115.4
	1,096.3	948.7

Long-term debt	299.7	556.5
Income taxes payable	69.8	73.8
Deferred income taxes	151.5	104.7
Other liabilities	22.9	23.9
Noncurrent liabilities held for sale	—	44.5
Total liabilities	1,640.2	1,752.1

Redeemable Non-controlling Interest	21.3	15.1

Stockholders’ equity	1,132.2	1,046.0
Total liabilities, redeemable non-controlling interest and stockholders’ equity	$2,793.7	$2,813.2

Common shares outstanding	32.0	34.3

DST SYSTEMS, INC.
RECONCILIATION OF REPORTED RESULTS TO NON-GAAP RESULTS - CONTINUING OPERATIONS
Three Months Ended December 31,
(Unaudited - in millions, except per share amounts)

	2016
	Operating	Operating	Pretax	Net	DST	Diluted
	Revenue	Income	Income (a)	Income (b)	Earnings (c)	EPS
Reported GAAP results	$373.7	$75.4	$81.4	$54.1	$54.6	$1.68
Adjusted to remove:
Restructuring charges (1)	—	1.8	1.8	1.5	1.5	0.05
Amortization of intangible assets (2)	—	6.0	6.0	3.7	3.7	0.11
Net gain on securities and other investments (3)	—	—	(0.4)	(0.2)	(0.7)	(0.02)
Net gain on sale of business (4)	—	—	(5.5)	(5.2)	(5.2)	(0.16)
Adjusted Non-GAAP results	$373.7	$83.2	$83.3	$53.9	$53.9	$1.66

	2015
	Operating	Operating	Pretax	Net	DST	Diluted
	Revenue	Income	Income (a)	Income (b)	Earnings (c)	EPS
Reported GAAP results	$362.3	$62.2	$76.9	$54.9	$55.0	$1.57
Adjusted to remove:
Restructuring charges (1)	—	3.4	3.4	2.1	2.1	0.06
Advisory and other transaction costs (5)	—	1.2	1.2	0.7	0.7	0.02
Amortization of intangible assets (2)	—	5.2	5.2	3.3	3.3	0.10
Net gain on sale of real estate (6)	—	(0.7)	(0.7)	(0.5)	(0.5)	(0.01)
Net gain on securities and other investments (3)	—	—	(12.6)	(7.7)	(7.8)	(0.23)
Income tax items (7)	—	—	—	(3.9)	(3.9)	(0.11)
Adjusted Non-GAAP results	$362.3	$71.3	$73.4	$48.9	$48.9	$1.40

	2016
	Financial Services	Healthcare Services	Investments / Other	Consolidated Total
Reported GAAP Operating Income (Loss)	$52.4	$23.5	$(0.5)	$75.4
Adjusted to remove:
Restructuring charges (1)	1.8	—	—	1.8
Amortization of intangible assets (2)	4.4	1.6	—	6.0
Adjusted Non-GAAP Operating Income (Loss)	$58.6	$25.1	$(0.5)	$83.2

	2015
	Financial Services	Healthcare Services	Investments / Other	Consolidated Total
Reported GAAP Operating Income	$49.0	$12.4	$0.8	$62.2
Adjusted to remove:
Restructuring charges (1)	—	3.4	—	3.4
Advisory and other transaction costs (5)	1.2	—	—	1.2
Amortization of intangible assets (2)	3.6	1.6	—	5.2
Net gain on sale of real estate (6)	—	—	(0.7)	(0.7)
Adjusted Non-GAAP Operating Income	$53.8	$17.4	$0.1	$71.3
(a) Pretax Income has been defined as “Income from continuing operations before income taxes and non-controlling interest.”
(b) Net Income has been defined as “Income from continuing operations before non-controlling interest.”
(c) DST Earnings has been defined as “Income from continuing operations attributable to DST Systems, Inc.”

DST SYSTEMS, INC.
RECONCILIATION OF REPORTED RESULTS TO NON-GAAP RESULTS - CONTINUING OPERATIONS
Year Ended December 31,
(Unaudited - in millions, except per share amounts)

	2016
	Operating	Operating	Pretax	Net	DST	Diluted
	Revenue	Income	Income (a)	Income (b)	Earnings (c)	EPS
Reported GAAP results	$1,474.4	$247.3	$279.2	$178.1	$179.0	$5.37
Adjusted to remove:
Restructuring charges (1)	—	15.2	15.2	9.9	9.9	0.30
Amortization of intangible assets (2)	—	23.1	23.1	14.7	14.7	0.44
Reversal of accrued contingent consideration (8)		(6.5)	(6.5)	(4.1)	(4.1)	(0.12)
Software impairment (9)	—	6.0	6.0	3.7	3.7	0.11
Net gain on securities and other investments (3)	—	—	(16.3)	(10.1)	(11.0)	(0.33)
Net gain on sale of business (4)	—	—	(5.5)	(5.2)	(5.2)	(0.16)
Income tax items (7)	—	—	—	3.9	3.9	0.12
Adjusted Non-GAAP results	$1,474.4	$285.1	$295.2	$190.9	$190.9	$5.73

	2015
	Operating	Operating	Pretax	Net	DST	Diluted
	Revenue	Income	Income (a)	Income (b)	Earnings (c)	EPS
Reported GAAP results	$1,405.0	$232.7	$458.8	$309.6	$309.7	$8.50
Adjusted to remove:
Restructuring charges (1)	—	3.4	3.4	2.1	2.1	0.06
Advisory and other transaction costs (5)	—	1.2	1.2	0.7	0.7	0.02
Amortization of intangible assets (2)	—	18.8	18.8	12.0	12.0	0.32
Net gain on sale of real estate (6)	—	(3.7)	(3.7)	(2.3)	(2.3)	(0.06)
Net gain on securities and other investments (3)	—	—	(199.3)	(124.2)	(124.3)	(3.42)
Net gain from unconsolidated affiliates (10)	—	—	(3.6)	(2.3)	(2.3)	(0.06)
Income tax items (7)	—	—	—	(15.8)	(15.8)	(0.43)
Adjusted Non-GAAP results	$1,405.0	$252.4	$275.6	$179.8	$179.8	$4.93

Note: See the “Use of Non-GAAP Financial Information” section for management’s reasons for providing non-GAAP financial information.

Descriptions of Non-GAAP Adjustments

(1)
Restructuring charges are comprised of severance and other costs incurred as a result of organizational changes. These charges are recorded in the Condensed Consolidated Statement of Income within the Costs and expenses line item.

(2)
The amortization of intangible assets is included in the Condensed Consolidated Statement of Income within the Depreciation and amortization line item. The adjustment comprises all non-cash amortization of acquired intangible assets and acquired software.

(3)
Net gain on securities and other investments is comprised of net realized gains from sales of available-for-sale securities, other than temporary impairments on available-for-sale securities and net gains on private equity funds, seed capital investments and other investments. These net gains were recorded in the Condensed Consolidated Statement of Income within the Other income, net line item.

(4)	The gain on sale of business is included in the Condensed Consolidated Statement of Income within the Other income, net line item.

(5)
Advisory and other transaction costs incurred in connection with business acquisition and other significant transactions are recorded in the Condensed Consolidated Statement of Income within the Costs and expenses line item.

(6)	The gain on sale of real estate is included in the Condensed Consolidated Statement of Income within the Costs and expenses line item.

(7)
Income tax items relate to benefits realized from the release of particular uncertain tax positions settled, effectively settled or otherwise remeasured during the period or transaction related taxes. These items are included in the Condensed Consolidated Statement of Income within the Income taxes line item.

(8)
The reversal of previously accrued performance-related contingent consideration for prior acquisitions is recorded in the Condensed Consolidated Statement of Income within the Costs and expenses line item.

(9)	The software impairment is included in the Condensed Consolidated Statement of Income within the Costs and expenses line item.

(10)
The net gain from unconsolidated affiliates, resulting from an affiliate’s sale of real estate assets and DST’s sale of unconsolidated affiliates, are included in the Condensed Consolidated Statement of Income within the Equity in earnings of unconsolidated affiliates line item.

DST SYSTEMS, INC.
STATISTICAL INFORMATION - FINANCIAL SERVICES
(Unaudited - in millions, except as noted)

	December 31, 2016	December 31, 2015
U.S. mutual fund shareowner accounts processed:
Registered accounts - non tax-advantaged	25.3	27.0
IRA mutual fund accounts	21.1	21.8
Other retirement accounts	8.0	8.2
Section 529 and Educational IRAs	7.5	8.4
Registered accounts - tax-advantaged	36.6	38.4
Total registered accounts	61.9	65.4
Subaccounts	42.1	31.3
Total U.S. mutual fund shareowner accounts	104.0	96.7

International mutual fund shareowner accounts processed:
IFDS U.K.	8.9	8.8
IFDS L.P. (Canada)	13.7	13.3

Automatic Work Distributor workstations (in thousands)	212.7	211.4

ALPS (in billions of U.S. dollars):
Assets Under Management	$17.2	$14.7
Assets Under Administration	$179.1	$140.4

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Changes in registered accounts:
Beginning balance	63.4	66.5	65.4	68.8
New client conversions	0.1	—	0.1	—
Subaccounting conversions to DST platforms	(0.8)	(0.5)	(0.9)	(1.8)
Subaccounting conversions to non-DST platforms	(0.1)	(0.4)	(0.5)	(1.1)
Conversions to non-DST platforms	(0.1)	—	(0.7)	(0.3)
Organic growth (decline)	(0.6)	(0.2)	(1.5)	(0.2)
Ending balance	61.9	65.4	61.9	65.4

Changes in subaccounts:
Beginning balance	41.3	30.3	31.3	28.6
New client conversions	—	—	10.7	—
Conversions from non-DST registered platforms	—	0.7	—	1.1
Conversions from DST’s registered accounts	0.8	0.5	0.9	1.8
Organic growth (decline)	—	(0.2)	(0.8)	(0.2)
Ending balance	42.1	31.3	42.1	31.3

Defined contribution participant accounts:
Beginning balance	6.5	6.7	7.0	7.2
New client conversions	—	0.1	—	0.1
Organic growth (decline)	0.3	0.2	(0.2)	(0.3)
Ending balance	6.8	7.0	6.8	7.0

DST SYSTEMS, INC.
STATISTICAL INFORMATION - HEALTHCARE SERVICES
(Unaudited - in millions, except as noted)

	December 31, 2016	December 31, 2015

DST Health Solutions covered lives	22.8	26.0

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015

Argus pharmacy paid claims	127.7	128.5	507.0	494.4

About DST Systems
DST Systems, Inc. (NYSE:  DST) is a leading provider of specialized technology, strategic advisory, and business operations outsourcing to the financial and healthcare industries. We enable clients to transform complexity into strategic advantage by helping them continually stay ahead of and capitalize on ever-changing customer, business and regulatory requirements in the world’s most demanding industries. For more information, visit the DST website at www.dstsystems.com.

Contact:
Gregg Wm. Givens
Senior Vice President, Chief Financial Officer and Treasurer
DST Systems, Inc.
333 West 11th Street
Kansas City, MO 64105-1594
(816) 435-5503